UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2006

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1) On March 9, 2006, the Board of Directors of Churchill Downs Incorporated (the “Company”) adopted a proposal to amend the 2004 Restricted Stock Plan (as amended, the “Restricted Stock Plan”) to increase the aggregate number of shares of Common Stock available for issuance thereunder from 195,000 to 315,000 shares, subject to approval by the Company’s shareholders, which was obtained at the Company’s annual meeting held June 15, 2006. The Restricted Stock Plan aids the Company and its subsidiaries in securing and retaining directors and key employees of outstanding ability and provides additional motivation to such directors and employees to exert their best efforts of behalf of the Company and its subsidiaries. The Restricted Stock Plan permits the award of Common Stock to directors and key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries.

The description of the Restricted Stock Plan contained herein is qualified in its entirety by reference to the full text of the Restricted Stock Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

(2) On March 28, 2006, the Compensation Committee of the Board of Directors of the Company approved certain objective performance goals pursuant to which the President and Chief Executive Officer of the Company, Thomas H. Meeker and the Executive Vice President, General Counsel and Chief Development Officer of the Company, William C. Carstanjen, may receive a bonus award for fiscal year 2006 under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) (the “Plan”). The performance goals set by the Compensation Committee include the attainment of a pre-tax income target for the Company and certain additional objective performance goals related to the Company’s property, its asset utilization strategy, the development of its business, the character of its operations and product offerings, the development of strategic management positions, and a management succession plan. The ultimate bonus award to Mr. Meeker and Mr. Carstanjen will be determined by the extent to which each achieves each of the applicable performance goals. The Compensation Committee retains the discretion to award less than the maximum available based upon its determination of Mr. Meeker’s and Mr. Carstanjen’s performance in meeting the applicable performance goals.

The maximum dollar amount of bonus that may be awarded to Mr. Meeker under the performance goals established by the Compensation Committee is $1,001,160. The maximum dollar amount of bonus that may be awarded to Mr. Carstanjen under the performance goals is $384,000.

The shareholders of the Company approved these goals at the Company’s annual meeting held June 15, 2006, and as a result, the compensation payable to Mr. Meeker and Mr. Carstanjen under the Plan for fiscal year 2006 will qualify as performance-based compensation under Internal Revenue Code §162(m) which will allow the Company to take a tax deduction in the amount of such compensation.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Numbers	Description
10.1	Churchill Downs Incorporated 2004 Restricted Stock Plan, as Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

June 21, 2006	/s/ Michael E. Miller
Michael E. Miller Executive Vice President and Chief Financial Officer